Exhibit G

AMENDMENT AGREEMENT

This Amendment Agreement, dated June 27, 2003 (this "Agreement"), by and among LifePoint, Inc., a Delaware corporation, and the holders of shares of the Company's Series C Convertible Preferred Stock, $.001 par value (the "Series C Preferred Stock"), named on the signature pages hereto (each, a "Holder", and collectively, the "Holders").

W I T N E S S E T H:

Whereas, pursuant to the Securities Purchase Agreement, dated as of June 20, 2001, between the Company and the Holders (the "Securities Purchase Agreement"), the Company has issued and sold to the several Holders an aggregate of 393,916 shares of Series C Preferred Stock and warrants to purchase shares of the Company's Common Stock (the "Warrants") and in connection therewith the Company and the Holders entered into a Registration Rights Agreement, dated as of June 20, 2001 (the "Registration Rights Agreement");

Whereas, pursuant to the Amendment, dated as of August 16, 2001 (the "First Amendment"), the Company and all of the Holders of shares of Series C Preferred Stock amended certain terms of the Securities Purchase Agreement, the Registration Rights Agreement and the Warrants;

Whereas, pursuant to the Amendment, dated as of November 21, 2001 (the "Second Amendment"), the Company and all of the Holders of shares of Series C Preferred Stock amended certain terms of the Registration Rights Agreement and provided for the contractual right to convert the Series C Preferred Stock into shares of Common Stock on the same terms as provided in the Certificate of Designation;

Whereas, pursuant to the Amendment Agreement, dated as of April 4, 2003 (the "Third Amendment"), the Company and all of the holders of shares of Series C Preferred Stock amended certain terms of the Securities Purchase Agreement, the Second Amendment, the Warrants, and the Company's Amended and Restated Certificate of Incorporation;

Whereas, pursuant to the Amendment Agreement, dated as of May 30, 2003 (the "Fourth Amendment"), the Company and all of the holders of shares of Series C Preferred Stock amended certain terms of the Securities Purchase Agreement, the Second Amendment, the Third Amendment, the Warrants and the Registration Rights Agreement; and

Whereas, upon the terms and subject to the conditions of this Agreement, the Company and the Holders wish to amend further the rights of the Holders relating to the Series C Preferred Stock.

Now Therefore, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows (capitalized terms that are used herein but are not defined shall have the meanings given to them in the Securities Purchase Agreement):

    Amendment to Section 5 of the Third Amendment. Section 5 of the Third Amendment is hereby amended and restated to read as follows:

    The provisions of this Agreement shall only become effective on the date (the "Effective Date") unless otherwise indicated therein, when each of the following conditions has been met: (i) this Agreement shall have been executed and delivered by the Company and Holders of a majority of the outstanding shares of Series C Preferred Stock, (ii) the Company shall have sold at least $2 million of securities (from non-debt conversions) pursuant to the New Offering (as defined in the Fourth Amendment), and the Company and investors shall have entered into a definitive agreement for the sale at least an additional $3 million of securities (from non-debt conversions) pursuant to the New Offering, with the additional closing being subject to receipt of approval by holders of the Company's Common Stock and other closing conditions, including obtaining agreements from vendors to compromise at least 75% of their outstanding indebtedness, and (iii) the New Offering (including the second closing) shall be on terms similar to those outlined in the attached term sheet. From and after the Effective Date, all references in the Securities Purchase Agreement shall be deemed to be references to the Securities Purchase Agreement as amended hereby and by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment.

    Amendment to Section 2 of Second Amendment.
      The first sentence of Section 2(b) of the Second Amendment (as amended by the Fourth Amendment) is hereby amended to change the references to "Article XIII, Sections A, B, C and E of the Restated Certificate" contained in the definition of "Conversion Price" to "Article XII, Adjustment to the Conversion Price, Sections A, B, C and E of the Restated Certificate."
      Section 2(b)(ii) of the Second Amendment (as amended by the Fourth Amendment) is hereby amended to read in its entirety as follows:

      (ii) Article IV.D of Section 1 of the Restated Certificate, shall be amended and restated in its entirety to read as follows:

      Redemption of Premium: No quarterly Premiums will be paid until the Conversion Date. Upon conversion, any and all outstanding Premium with respect to the shares of the Series C Preferred Stock being converted shall be redeemed by the Company as of such Conversion Date by the issuance of a number of shares of the Common Stock equal to the quotient obtained by dividing (i) the aggregate amount of Premium as of such Conversion Date on the shares being converted by (ii) the greater of (a) $0.30 or (b) the Market Price (as defined in the Restated Certificate). Any fractional shares resulting from the redemption of Premium shall be rounded to the nearest whole share in accordance with Article IV.B (iv).

      Section 2(b) of the Second Amendment (as amended by the Fourth Amendment) is hereby amended to add a subsection (viii) which shall read in its entirety as follows:

    (viii) Article VIII Sections A(i)(a), A(iii)(c) and A(iv) of the Restated Certificate are deleted in their entirety.

    Amendments to Registration Rights. The Company shall register the additional shares of Common Stock underlying Series C Preferred Stock resulting from investments by holders of Series C Preferred Stock in shares of Series D Preferred Stock in the New Offering, as provided in Section 2(b)(i) of the Second Amendment (as amended by the Fourth Amendment). Such registration shall be subject to the terms and conditions of the registration rights agreement to be entered into between the Company and holders of Series D Preferred Stock. Such holders of Series C Preferred Stock for whom the additional shares of Common Stock underlying Series C Preferred Stock are so registered agree, however, that they will not dispose of any such additional shares of Common Stock for a period of two years following the date that such registration statement becomes effective. Except as provided above, the holders of Series C Preferred Stock waive any and all registration rights that they may otherwise have pursuant to the Registration Rights Agreement as a result of, or arising out of, the New Offering. In addition, Section 2(c) of the Registration Rights Agreement is hereby deleted in its entirety.
    Amendment to Restated Certificate. The holders of the Series C Preferred Stock hereby consent to an amendment to the Restated Certificate of Incorporation of the Company to incorporate the provisions of this Agreement and the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment.
    Amendment to Section 3(a) of the Second Amendment. Section 3(a) of the Second Amendment is hereby amended to add "Subject to stockholder approval of an increase in the number of authorized shares of Common Stock to reserve for issuance as a result of the New Offering (as defined in Section 2(c) of the Fourth Amendment)" at the beginning of such Section.
    Confirmation of Agreements; Entire Agreement. Except as amended by this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Securities Purchase Agreement and the Certificate of Designation shall remain in effect in accordance with their respective terms. This Agreement sets forth the entire agreement between or among the parties with respect to the subject matter hereof. In the event of any conflict between provisions of this Agreement and the provision of the Securities Purchase Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment or the Certificate of Designation, the provisions of this Agreement or the latest such relevant Amendment, as applicable, shall prevail.
    Miscellaneous.
      Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California.
      Counterparts. This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, all of which together shall constitute one and the same instrument. A telephone line facsimile copy of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.
      Headings, etc. The headings, captions and footers of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
      Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.
      Amendments. No amendment, modification, waiver, discharge or termination of any provision of this Agreement nor consent to any departure by the Holders or the holders of record from time to time of the Series C Preferred Stock or the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, which, in the case of the Holders shall mean Persons who at the time are holders of record of a majority of the outstanding shares of Series C Preferred Stock, which shall not unreasonably be withheld, and then shall be effective only in the specific instance and for the purpose for which given. No course of dealing between the parties hereto shall operate as an amendment of this Agreement.
      Waivers. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or any course of dealings between the parties, shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.
      Notices. Any notices required or permitted to be given under the terms of this Agreement shall be delivered in accordance with the notice provisions of the Securities Purchase Agreement.
      Survival. The respective representations, warranties, covenants, and agreements of the Holders and the Company contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall survive the Effective Date and the issuance of the Conversion Shares and Warrant Shares and shall remain in full force and effect regardless of any investigation made by or on behalf of them or any person controlling or advising any of them.
      Further Assurances. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.
      Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

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In Witness Whereof, this Agreement has been duly executed by the Holders and the Company by their respective officers or other representatives thereunto duly authorized as of the date first set forth above.

LifePoint, Inc.

By:

Name: Linda Masterson

Title: President and

Chief Executive Officer

New England Partners Capital, LLC

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Bomoseen Investments Ltd.

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Dandelion International, Ltd.

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Scorpion Acquisition LLC

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Wallington Investment Holdings Ltd.

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McCarthy Family Partners

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Zanett Lombardier Master Fund II, L.P.

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Omicron Partners, L.P.

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General Conference Corporation Of Seventh-Day Adventists

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Elliott International L.P.

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Elliott Associates, L.P.

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Otato Limited Partnership

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Timberline Opportunity Partners, LP

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Carol Sue Sandler

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PMLDSS Ltd

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Raul M. Rodelas, MD

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Stifel Nicolaus Custodian For A. Ray Cecrle Ira

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The Michael S. Mccord Gst Trust

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H&B Wilson Interests Ltd.

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Brendon Devlin

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Gary Blum

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Dos Cuñados

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AWINN LTD.

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Michel A. Ansalem

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Harry S.Y. Nam

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Exhibit A

Contemplated Financing Term Sheet

Sellers: LifePoint, Inc. ("LifePoint" or the "Company")

Gross Proceeds: Minimum $8.5 million (assuming the second closing occurs)

Maximum $15.0 million

(including conversion of the $2.5 million GCC note and the approximately $1.1 million Bridge loan)

Security: Convertible preferred equity convertible to Common Stock with a conversion price of $0.30 per share, bearing a dividend of 6% with a maturity of three years. Dividends shall accrue and be payable on a quarterly basis, in cash or stock, at the Company's option. The Series D Preferred will have seniority to all previous issued stock, including the Series C Preferred.

Warrants: LifePoint will issue 200% warrants to purchase common stock at an exercise of $0.50 per share; provided that if they are exercised within one year of closing, the exercise price shall be $0.30 per share. The warrants will expire, if not exercised, 5 years from the date of issuance.

Mandatory Two years (2) years after the initial closing, if the market price of

Conversion: the Common Stock is 2X of the conversion price and certain other conditions are met, the outstanding Series D Preferred will convert to common stock.

Registration rights: LifePoint will register the common shares underlying the convertible preferred stock and warrants, subject to shareholder approval which will be immediately sought.

Series C Amendments: Conditional to this Series D Financing, the Series C holders agree to the following modifications to the current documentation:

    The conversion price of the Series C Preferred stock will effectively be permanently set at $3.00 per share of Common Stock. All reset and price-based anti-dilution provisions will be eliminated.

    However, for every $1 of Series D Preferred purchased by Series C, $2 of Series C will maintain a ONE TIME price reset to $0.30 for the conversion price on the stock and the warrant exercise price will be reset be $0.50, however, the number of warrants will remain the same.

    At maturity, the Series C Preferred converts to Common Stock unless earlier converted.

    Any additional amendments only require approval by a majority of then stockholders.

    All future dividends will be accrued and paid at conversion.

    The Series C Preferred will become junior to the New Series D Convertible Preferred.

    Registration of additional shares issued under point 2 above are subject to shareholder approval, which should be immediately sought.

7th Day and Bridge Following shareholder approval, at the next closing, the

Loan Amendments: $2.5 million loan from the 7th Day Adventists and the approximately $1.1 million bridge loan will convert into the offering on the same terms as the new money invested.

Conditions to closing:

1. Completion of due diligence.

2. Completion of definitive transactional documents.